Exhibit 99.1

PRESS RELEASE

Press Release #06021

FOR IMMEDIATE RELEASE. BUSINESS AND FINANCIAL EDITORS

Stephanie Welty	Heidi A. Flannery
VP of Finance & Administration, CFO	Investor Relations Counsel
TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9224	Tel: (541) 322-0230
Fax: (503) 615-8904	Fax: (541) 322-0231
Email: swelty@tqs.com	Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES

SECOND QUARTER REVENUE GROWTH

Hillsboro, Oregon – July 26, 2006 – TriQuint Semiconductor, Inc. (Nasdaq: TQNT), a supplier of high performance products for communications applications, today reported its financial results for the quarter ended June 30, 2006.

Highlights:

•	Revenue up 42% from second quarter of 2005 and 10% sequentially

•	Earnings exceeded consensus

•	Fifth consecutive quarter of revenue and gross margin growth

•	WCDMA/EDGE revenue exceeded 10% of handset revenue

•	Record shipments of innovative transmit module

Summary Financial Results and Highlights for the Quarter Ended June 30, 2006:

Revenues from continuing operations for the second quarter ended June 30, 2006, totaled $96.3 million, an increase of 42% from the second quarter of 2005 and an increase of 10% from the previous quarter.

Net income for the second quarter of 2006 was $5.6 million including equity compensation expense of $2.6 million. Earnings for the second quarter of 2006 were $0.04 per diluted share. Our results for the quarter ended June 30, 2006, reflect the effect of the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), which became effective for our company on January 1, 2006. Excluding our SFAS No. 123(R) expense of $2.6 million, our earnings for the quarter ended June 30, 2006, improved to $0.06 per diluted share.

- more -

Gross margin for the quarter ended June 30, 2006, equaled 32.1% including equity compensation expense, and 32.9% without equity compensation expense, up 1.8% from gross margin of 31.1% in the first quarter of 2006. This increase was primarily due to product mix and yield and capacity utilization improvements.

Operating expenses for the second quarter of 2006 were $27.0 million including equity compensation expense of $1.8 million. Excluding equity compensation expense, our operating expenses for the second quarter of 2006 were $25.2 million, an increase of $1.3 million from the first quarter of 2006. The increase was primarily due to an increase of $1.5 million in sales, general and administrative spending offset by a reduction in R&D spending of nearly $0.2 million.

Cash, cash equivalents and short and long term marketable securities were $380.3 million as of June 30, 2006, compared to $392.0 million as of March 31, 2006. Cash flow from operations for the second quarter of 2006 was $2.7 million. During the quarter, we repurchased $9.0 million of stock and acquired $9.5 million in capital assets. Depreciation and amortization expense was $7.9 million.

We continued our strong bookings during the quarter with a book-to-bill ratio of 1.08 to 1.0 for the quarter ended June 30, 2006.

Commenting on the results for the quarter ended June 30, 2006, Ralph Quinsey, President and CEO, stated, “TriQuint delivered another solid growth quarter, gained share in handsets and exceeded expectations. This was our fifth consecutive quarter of revenue and gross margin growth and our largest operating income quarter since March of 2001. Our net earnings more than doubled this quarter as compared to the previous quarter. We set new revenue records for both our innovative transmit modules and our power amplifier modules. Bookings for transmit modules were up 48% over the first quarter as a result of extending this leadership form factor into the CDMA and 3G markets. I am also pleased we were awarded additional contract R&D dollars from the Office of Naval Research (ONR) to invest in leadership technology for future military applications. We remain on track to our long term goals of innovation, profitable growth and share gains in our targeted markets and are seeing the results of our execution evidenced by the increase in our earnings outlook for the year.”

Outlook for the Third Quarter of 2006:

Revenues for the third quarter of 2006 are expected to increase 4% to 8% from the second quarter of 2006. We are projecting earnings per share for the third quarter of 2006 to range from $0.04 to $0.06 per diluted share including equity compensation expense of approximately $2.4 million. Excluding equity compensation expense charges associated with SFAS No. 123(R), we are projecting earnings of $0.06 to $0.08 per diluted share.

Outlook for 2006:

We are raising our guidance for earnings per share for 2006 including equity compensation expense to $0.13 to $0.18 and $0.20 to $0.25 excluding equity compensation expense.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (303) 590-3000, passcode 11059875#.

- more -

Non-GAAP Financial Measures:

This press release provides financial measures for net income and earnings per diluted share that exclude equity compensation expense and the related tax effects, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results and to compare current operating results with historical operating results prior to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s projected revenues, growth rates, gross margins, operating expenses, operating results, and earnings per share for the third quarter of 2006, the revenues, profitability and focus for the remainder of 2006 and its product strategies are statements that involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “anticipates,” “believes,” “estimates,” “expects,” “hopeful,” “intends,” “plans,” “projects,” or similar terms are considered to contain uncertainty and are forward-looking statements. A number of factors affect TriQuint’s operating results and could cause its actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint, including those related to TriQuint’s projections for 2006. TriQuint cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including TriQuint’s performance; demand for its products; ability to develop new products; improve yields, maintain product pricing, reduce costs, and win customers; internal operating results; and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance modules, components and foundry services for the world’s leading communications companies. The Company’s focus is on the specialized expertise, materials and know-how of radio frequency (RF) and other high intermediate frequency applications. The Company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless handsets, broadband communications, wireless base stations and military systems. TriQuint provides customers with standard and custom products as well as foundry services. The Company’s products are designed on various wafer substrates including compound semiconductor materials such as gallium arsenide (GaAs) and piezoelectric crystals such as lithium tantalate (LiTaO3). The Company also uses a variety of process technologies using GaAs substrates including hetrojunction bipolar transistor (HBT) and pseudomophic high electron mobility transistor (pHEMT). Using various other substrates the Company also manufacture surface acoustic wave (SAW) and bulk acoustic wave (BAW) products. TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, and Florida, as well as an assembly plant in Costa Rica, plus sales/application support offices in Asia and design centers in New England and Germany.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

- end -

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues	$96,341	$87,880	$67,927	$184,221	$134,892
Cost of goods sold	65,424	61,291	48,780	126,715	98,432

Gross profit	30,917	26,589	19,147	57,506	36,460
Operating expenses:
Research, development and engineering	12,484	12,529	12,312	25,013	24,765
Selling, general and administrative	14,496	12,748	11,902	27,244	24,112
Reduction in workforce	—	—	362	—	362
Impairment of long-lived assets	—	—	—	—	31
(Gain) loss on disposal of equipment	(9)	38	(16)	29	(222)
Acquisition related charges	42	42	413	84	827

Total operating expenses	27,013	25,357	24,973	52,370	49,875

Operating income (loss)	3,904	1,232	(5,826)	5,136	(13,415)
Other income (expense):
Interest income	3,832	3,584	2,649	7,416	5,098
Interest expense	(2,458)	(2,458)	(2,470)	(4,916)	(4,965)
Foreign currency gain (loss)	101	45	(69)	146	3
Impairment charge - investments in other companies	133	—	(100)	133	(100)
Gain on retirement of debt	—	—	114	—	114
Other, net	50	(42)	2	8	42

Other income, net	1,658	1,129	126	2,787	192

Income (loss) from continuing operations, before income tax	5,562	2,361	(5,700)	7,923	(13,223)
Income tax (benefit) expense	(86)	115	(4,175)	29	(4,083)

Income (loss) from continuing operations	5,648	2,246	(1,525)	7,894	(9,140)
Discontinued operations:
Income from discontinued operations, net of income tax	—	—	7,734	—	7,604

Net income (loss)	$5,648	$2,246	$6,209	$7,894	$(1,536)

Basic per share net income (loss):
Income (loss) from continuing operations	$0.04	$0.02	$(0.01)	$0.06	$(0.06)
Income from discontinued operations	0.00	0.00	0.05	0.00	0.05

Basic per share net income (loss)	$0.04	$0.02	$0.04	$0.06	$(0.01)

Diluted per share net income (loss):
Income (loss) from continuing operations	$0.04	$0.02	$(0.01)	$0.06	$(0.06)
Income from discontinued operations	0.00	0.00	0.05	0.00	0.05

Diluted per share net income (loss)	$0.04	$0.02	$0.04	$0.06	$(0.01)

Weighted-average shares outstanding:
Basic	139,767	140,848	139,194	140,307	138,989
Diluted	140,702	141,282	139,194	141,473	138,989

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2006	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash, cash equivalents and investments	$375,679	$359,253	$301,107
Accounts receivable, net	57,837	54,970	51,286
Inventories, net	73,184	58,412	49,384
Other current assets	15,574	14,595	12,684

Total current assets	522,274	487,230	414,461
Investments in marketable securities	4,646	32,724	105,615
Property, plant and equipment, net	195,424	193,450	190,789
Other, net	17,171	17,618	17,876

Total assets	$739,515	$731,022	$728,741

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$54,315	$50,126	$49,200
Income tax liability	7,615	7,262	7,201
Convertible subordinated notes	218,755	218,755	—

Total current liabilities	280,685	276,143	56,401
Convertible subordinated notes	—	—	218,755
Other long-term liabilities	3,733	3,365	2,975

Total liabilities	284,418	279,508	278,131
Stockholders’ equity	455,097	451,514	450,610

Total liabilities and stockholders’ equity	$739,515	$731,022	$728,741

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	67.9%	69.7%	71.8%	68.8%	73.0%

Gross profit	32.1%	30.3%	28.2%	31.2%	27.0%
Operating expenses:
Research, development and engineering	13.0%	14.3%	18.2%	13.6%	18.4%
Selling, general and administrative	15.0%	14.5%	17.5%	14.8%	17.9%
Reduction in workforce	—	—	0.5%	—	0.3%
Impairment of long-lived assets	—	—	—	—	0.0%
(Gain) loss on disposal of equipment	0.0%	0.0%	0.0%	0.0%	-0.3%
Acquisition related charges	0.0%	0.1%	0.6%	0.0%	0.6%

Total operating expenses	28.0%	28.9%	36.8%	28.4%	36.9%

Operating income (loss)	4.1%	1.4%	-8.6%	2.8%	-9.9%
Other income (expense):
Interest income	4.0%	4.1%	3.9%	4.0%	3.8%
Interest expense	-2.6%	-2.8%	-3.6%	-2.7%	-3.7%
Foreign currency gain (loss)	0.1%	0.1%	-0.1%	0.1%	0.0%
Impairment charge - investments in other companies	0.1%	—	-0.2%	0.1%	-0.1%
Gain on retirement of debt	—	—	0.2%	—	0.1%
Other, net	0.1%	-0.1%	0.0%	0.0%	0.0%

Other income, net	1.7%	1.3%	0.2%	1.5%	0.1%

Income (loss) from continuing operations, before income tax	5.8%	2.7%	-8.4%	4.3%	-9.8%
Income tax (benefit) expense	-0.1%	0.1%	-6.1%	0.0%	-3.0%

Income (loss) from continuing operations	5.9%	2.6%	-2.3%	4.3%	-6.8%
Discontinued operations:
Income from discontinued operations, net of income tax	—	—	11.4%	—	5.7%

Net income (loss)	5.9%	2.6%	9.1%	4.3%	-1.1%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006
GAAP GROSS PROFIT	$30,917	32.1%	$57,506	31.2%
Adjustment for equity compensation charges	809	0.8%	1,577	0.9%

GROSS PROFIT EXCLUDING EQUITY COMPENSATION	$31,726	32.9%	$59,083	32.1%

GAAP OPERATING INCOME	$3,904	4.1%	$5,136	2.8%
Adjustment for equity compensation charges within:
Cost of sales	809	0.8%	1,577	0.8%
Research, development and engineering	488	0.5%	874	0.5%
Selling, general and administrative	1,312	1.4%	2,414	1.3%

OPERATING INCOME EXCLUDING EQUITY COMPENSATION	$6,513	6.8%	$10,001	5.4%

GAAP NET INCOME	$5,648	5.9%	$7,894	4.3%
Adjustment for equity compensation charges within:
Cost of sales	809	0.8%	1,577	0.8%
Research, development and engineering	488	0.5%	874	0.5%
Selling, general and administrative	1,312	1.4%	2,414	1.3%

NET INCOME EXCLUDING EQUITY COMPENSATION	$8,257	8.6%	$12,759	6.9%

GAAP DILUTED EARNINGS PER SHARE	$0.04		$0.06
Adjustment for equity compensation charges	0.02		0.03

DILUTED EARNINGS PER SHARE EXCLUDING EQUITY COMPENSATION	$0.06		$0.09

GAAP COMMON SHARES ASSUMING DILUTION	140,702		141,473
Adjustment for equity compensation charges	2,400		1,861

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	143,102		143,334